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                                                                 EXHIBIT 4.3
                              MEDIA LOGIC, INC.

                           1991 STOCK OPTION PLAN
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                             (1995 Restatement)
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        1.      DEFINITIONS.     As used in this 1991 Stock Option Plan of
Media Logic, Inc., the following terms shall have the following meanings:

                Code means the Internal Revenue Code of 1986, as amended.
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                COMMITTEE means a committee comprised of two or more Directors of the Company, appointed by the Board of Directors of the Company, responsible for the administration of the Plan, as provided in Section 4.

                Company means Media Logic, Inc., a Massachusetts corporation.
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                GRANT DATE means the date on which an Option is granted, as specified in Section 7 or Section 10.

                INCENTIVE OPTION means an Option that satisfies the requirements of Section 422 of the Code.

                MARKET VALUE means, as of a certain date, the fair market value for a share of the Stock on such date as determined by the Committee.

                NONSTATUTORY OPTION means an Option that will not be treated as an Incentive Option.

                OPTION means an option to purchase shares of the Stock granted under the Plan, which shall be either an Incentive Option or a Nonstatutory Option.

                OPTION AGREEMENT means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

                OPTIONEE means a person eligible to receive an Option, as provided in Section 6 or Section 10, to whom an Option shall have been granted under the Plan.

                PERSON means any individual, corporation, partnership or other person or entity, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934).

                PLAN means this 1991 Stock Option Plan of the Company, as amended.



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                STOCK means the Common Stock, $.01 par value per share, of the
        Company.

        2. PURPOSE. The Plan is intended to encourage ownership of the Stock by employees, consultants and directors of the Company and its subsidiaries and is intended to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Options granted hereunder are required to be or to remain Incentive Options.

        3. TERM OF THE PLAN. Options under the Plan may be granted on or after July 25, 1991 but not later than July 24, 2001.

        4. ADMINISTRATION. The Plan shall be administered by the Committee. No member of the Committee shall have received an Option during service on the Committee or during the one-year period preceding such service, other than an Option received pursuant to Section 10. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each option to be granted by the Company to any employee of the Company or a subsidiary: (a) whether the Option will be an Incentive Option or a Nonstatutory Option; (b) the person to receive the Option; (c) the time of granting the Option; (d) the number of shares subject to the Option; (e) the option price for any Nonstatutory Option; (f) the vesting period (if any) applicable to, and the term of, any Option; and (g) the restrictions (if any) to be imposed upon transfer of shares of the Stock purchased by the Optionee upon the exercise of the Option. The Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Section 4 shall be conclusive.

        5. STOCK SUBJECT TO THE PLAN. The Plan covers 1,500,000 shares of Stock, subject, however, to the provisions of Section 15. The number of shares purchased pursuant to the exercise of options granted under the Plan and the number of shares subject to outstanding options granted under the Plan shall be charged against the shares covered by the Plan; but shares subject to options which terminated without being exercised shall not be so charged. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for options thereafter to be granted.

        6. ELIGIBILITY. An Incentive Option may be granted only to an employee of the Company or one or more of its subsidiaries. A Nonstatutory Option may be granted to any person designated by the Committee. Any person who, within the meaning of Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of a parent or subsidiary corporation thereof) shall be eligible to receive an Incentive Option only if the option price of such Incentive Option is at least 110% of the Market Value as of the Grant Date and the term of such Incentive Option is not more than five years.




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        7.      TIME OF GRANTING OPTIONS.  Subject to the provisions of the
Plan, the granting of Options shall take place at the time specified by the Committee.

        8. OPTION PRICE. Subject to the provisions of the Plan, the option price for each Incentive Option shall be the Market Value on the Grant Date and the option price for each Nonstatutory Option shall be determined by the Committee.

        9. MAXIMUM SIZE OF OPTIONS. The aggregate Market Value of Stock for which Incentive Options become exercisable by an Optionee for the first time in any calendar year shall not exceed $100,000. To the extent that such aggregate Market Value exceeds $100,000, those options intended to be Incentive Options shall be treated as Nonstatutory Options. For purposes of this Section 9, all Incentive Options granted to an Optionee by the Company shall be considered in the order in which they were granted, and the Market Value shall be determined as of each Grant Date. The maximum number of Options which may be granted in any fiscal year to any one individual is 200,000.

        10.     FORMULA AWARDS.

                10.1. AUTOMATIC GRANTS. On each date that a Non-Employee Director (as defined below) is elected or reelected to the Board of Directors by the stockholders of the Company, such Non-Employee Director shall receive a Nonstatutory Option for the purchase of the number of shares of Stock determined by dividing $25,000 by the fair market value of a share of Stock as of the Grant Date, or an option to purchase a pro rata amount of shares if such director is elected or reelected to serve less than a three-year term. Any Non-Employee Director who is appointed by the Board of Directors shall receive on the date of the next Annual Stockholders Meeting (or special meeting in lieu thereof) of the Company a Nonstatutory Option to purchase a pro rata number of Shares based upon the number of years, if any, until such Non-Employee Director will stand for re-election to the Board of Directors. On the date of the first Annual Meeting of Stockholders after the date of the adoption of this 1994 Restatement of the Plan, each Non-Employee Director who is not standing for election or reelection at such Annual Meeting shall receive a Nonstatutory Option to purchase (i) in the case of any such Non-Employee Director whose term as a director expires at the Company's 1996 Annual Meeting of Stockholders, the number of shares of Stock determined by dividing $25,000 by the fair market value of a share of Stock as of the Grant Date and multiplying such amount by 0.667 and (ii) in the case of any such Non-Employee Director whose term as a director expires at the Company's 1995 Annual Meeting of Stockholders, the number of shares of Stock determined by dividing $25,000 by the fair market value of a share of Stock as of the Grant Date and multiplying such amount by 0.333.

                10.2.    TERM AND VESTING.  Each Option granted under Section
        10.1 shall expire at the earlier of (i) 90 days after such Non-Employee Director no longer serves as a director of the Company or
        (ii) the end of ten years and one day after the Grant Date. Each Option shall be fully exercisable on the Grant Date.

                10.3. NON-EMPLOYEE DIRECTOR. For purposes of the grant of Options hereunder upon




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        election or reelection to the Board of Directors, "Non-Employee
        Director" shall mean a member of the Board of Directors who is not an employee of the Company on the date of such election or reelection, as applicable.

        11. EXERCISE OF OPTION. In order to exercise an Option, the Optionee shall give written notice of exercise to the Chief Financial Officer of the Company. The Optionee shall enclose a personal check equal to the option price or shares of Stock with a Market Value on the purchase date at least equal to the option price. The Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares then being purchased by him. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action. Each outstanding Option shall be reduced by one share for each share of the Stock purchased upon exercise of the option.

        12. PURCHASE FOR INVESTMENT. Unless the shares to be issued upon exercise of an Option have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises the Option, in whole or in part, shall give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Each certificate representing a share of Stock issued pursuant to the exercise of an Option may bear a reference to any investment representation made in accordance with this Section 12 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to that Stock.

        13. WITHHOLDING; NOTICE OF DISPOSITION OF STOCK PRIOR TO EXPIRATION OF SPECIFIED HOLDING PERIOD.

                13.1. Whenever shares are to be issued upon exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) if and to the extent required by law prior to the delivery of any certificate or certificates for such shares.

                13.2. The Company may require as a condition to the issuance of shares covered by any Incentive Option that the person exercising the Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of those shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.




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        14.     TRANSFERABILITY OF OPTIONS.  Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee; provided, however, the Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members. The Committee may also amend outstanding Options to provide for such transferability.

        15. ADJUSTMENT OF NUMBER OF SHARES. Each Option Agreement shall provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the agreement and prior to the exercise in full of the Option, the number of shares for which the Option may thereafter be exercised shall be proportionately adjusted. Each Option Agreement shall also provide that in case of any reclassification or change of outstanding shares of the Stock, shares of stock or other securities equivalent in kind and value to those shares which a holder would have received if he or she had held the full number of shares of the Stock subject to the Option immediately prior to such reclassification or change and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of exercise of the Option shall thereupon be subject to the Option. Each Option Agreement shall also provide that in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole, the Option shall terminate and, to the extent that the value of the shares of stock, other securities or cash which a stockholder is entitled to receive for one share of Stock in connection with such transaction exceeds the option price of the Option, the Optionee shall be entitled to receive either cash or shares of stock or other securities equivalent in kind to the cash or those shares which a holder would have received if he or she had exercised the Option (to the extent then exercisable) and held the number of shares of the Stock upon such exercise immediately prior to such consolidation, merger, sale or conveyance and with a value equal to such excess amount multiplied by the number of shares he or she would have received if he or she so exercised the Option at such time. Each Option Agreement shall further provide that upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the full extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable, but in the event any adjustment of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Common Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 15, the number of shares of the Stock available for the purpose of the Plan as stated in
Section 5 shall be correspondingly adjusted.

        16. LIMITATION OF RIGHTS IN OPTION STOCK. The Optionee shall have no rights as a stockholder in respect of shares as to which his or her Option shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

        17. STOCK RESERVED. The Company shall at all times during the term of the Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements




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of this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

        18. PURCHASE FOR INVESTMENT. The Optionee shall make such representations with respect to investment intent and the method of disposal of optioned shares as the Board of Directors of the Company may deem advisable in order to assure compliance with applicable securities laws.

        19. TERMINATION AND AMENDMENT OF PLAN. The Board of Directors of the Company may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, provided, however, that, if required by applicable law with respect to a certain modification, the Board shall seek the approval of such modification by the holders of a majority of the outstanding Stock present or represented and entitled to vote at a meeting of the stockholders of the Company, and further provided, that the Board of Directors of the Company may not amend the Plan more than once in any six (6) month period so as to modify Section 10, except that the Board of Directors may make an amendment to Section 10 to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations under either such statute. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of that Optionee under that Option.







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